                                                            Exhibit 99

                     FORM 4 JOINT FILER INFORMATION

Name of "Reporting Persons":   Norwest Venture Partners VIII, L.P.

                               Promod Haque

                               George J. Still, Jr.

Address:                       525 University Avenue, Suite 800

                               Palo Alto, CA  94301

Designated Filer:              Norwest Venture Partners VIII, L.P.

Issuer and Ticker Symbol:      Rackspace Hosting, Inc. (RAX)

Date of Earliest Transaction:  October 1, 2009

Each of the following is a Joint Filer with Norwest Venture Partners VIII, L.P. ("NVP VIII")

and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

NVP VIII is the record holder of the shares reported in Line 1, Norwest Venture Partners VII-

A, LP ("NVP VII-A") is the record holder of the shares reported on Line 2 of Table 1, NVP

Entrepreneurs Fund VIII, L.P. ("NVPEF VIII") is the record holder of the shares reported on

Line 3 of Table 1, Norwest Venture Partners IX, L.P. ("NVP IX") is the record holder of the shares reported on Line 4 of Table 1, NVP Entrepreneurs Fund IX, L.P. ("NVPEF IX") is the

record holder of the shares reported on Line 5 of Table 1.  Promod Haque and George J. Still

are managing partners of (i) Itasca VC Partners VII-A, LLC, the general partner of NVP VII-

A, (ii) Itasca VC Partners VIII, LLP, the general partner of each of NVP VIII and NVPEF

VIII, and (iii) Genesis VC Partners IX, LLC, the general partner of each of NVP IX and

NVPEF IX. By virtue of such positions, Mr. Haque and Mr. Still may be deemed to beneficially own the shares held of record by NVP VII-A, NVP VIII, NVPEF VIII, NVP IX and NVPEF

IX.

All Reporting Persons disclaim beneficial ownership of shares of Rackspace Hosting, Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of

Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Norwest Venture Partners VIII as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder.

NORWEST VENTURE PARTNERS VIII, L.P.

By: Itasca VC Partners VIII, LLC

Its General Partner

By: /s/ Kurt L. Betcher

Its Authorized Signer

By: /s/ Kurt L. Betcher

PROMOD HAQUE

By: Kurt L. Betcher, as Attorney-in-Fact

By: /s/ Kurt L. Betcher

GEORGE J. STILL, JR.

By: Kurt L. Betcher, as Attorney-in-Fact